Exhibit 10.39
AMENDMENT 6
This Amendment 7 becomes part of the Xcelerate Partner Agreement (the “Agreement”), dated August 02, 2001, between NSI and Sunbelt Software Distribution Inc. (“VAR”).
Whereas, NSI and VAR wish to modify certain provisions regarding the Term of the Agreement, the Xcelerate Partner Agreement shall be modified as follows:
The following shall be deleted from Section 12 (a) referenced in Addendum 4;
This Agreement shall continue in effect until July 1, 2004 with all existing discounts and rebates in force until such termination.
And shall be replaced with the following:
(a) Term. This Agreement shall continue in effect until December 31, 2005 with all existing discounts until such termination.
Whereas NSI and VAR wish to modify certain provisions pertaining to Aggregate Dollar Value, the Xcelerate Partner Agreement shall be modified as follows:
In Addendum 3, Schedule B Section 6 Delete this entire sub-section and replace it with:
For the calendar year 2004, at the end of each quarter, if the VAR’s Year To Date (“YTD”) Aggregate Dollar Value ordered does not exceed $4,800,000, VAR will receive a check or a credit, at NSI’s sole discretion, for eight (8) % of the list price of the Quarterly Aggregate Dollar Value sold during the quarter just completed. The rebate will be paid or credited, at NSI’s sole discretion, within forty-five (45) days after the end of that quarter.
At the end of the quarter, when the VAR meets or exceeds the YTD Aggregate Dollar Value of $4,800,000, VAR will receive a check or a credit, at NSI’s sole discretion, for eight (8%) of the list price of the Quarterly Aggregate Dollar Value sold for that quarter, and a check or credit, at NSI’s sole discretion, for $147,692 within forty-five (45) days after the end of that quarter. Additionally for that quarter VAR will receive a check or credit, at NSI’s sole discretion, equal to twelve percent (12%) of the list price on every YTD Aggregate Dollar over $4,800,000 which will be paid or credited, at NSI’s sole discretion, within forty-five (45) days after the end of that quarter. For each quarter, thereafter, the VAR will receive a check or credit, at NSI’s sole discretion, equal to twelve percent (12%) of the Quarterly Aggregate Dollar Value sold for that quarter just completed.

Within 90 days prior to the end of the current calendar year both parties will meet and mutually agree on new quarterly and annual Aggregate Dollar Value goals for the next calendar year. This must be done in writing as an addition to this Addendum and signed by both parties.
In Addendum 3, the following language shall be deleted
     Whereas, NSI and VAR wish to modify certain provisions regarding Marketing Rebate requirements, the Xcelerate Partner Agreement shall be modified as follows:
     Schedule B, Clause 4 should be revised to read, “The Aggregate Dollar Value Committed for the period of January 1, 2001 through December 31, 2001 is $500,000. The Aggregate Dollar Value Committed for the period of January 1, 2002 through December 31, 2002 is $750,000. The Aggregate Dollar Value Committed for the period of January 1, 2003 through May 18, 2003 is $350,000.
Within forty-five days after the end of the July 2, 2001 through September 30, 2001 quarter, VAR will receive a Rebate check or credit for 10% of the list price of the Aggregate Dollar Value sold during that quarter.
Within forty-five days after the end of the October 1, 2001 through December 31, 2001 quarter, VAR will receive a Rebate check or credit for 10% of the list price of the Aggregate Dollar Value sold during that quarter.
To earn Rebate check or credit for the 2002 quarters (January 1, 2002 through March 31, 2002, April 1, 2002 through June 30, 2002, July 1, 2002 through September 30, 2002, October 1, 2002 through December 31, 2002) the VAR must meet or exceed their committed forecast as indicated in Schedule B, Clause 4. As modified above.
To earn Rebate check or credit for the 2003 quarters (January 1, 2003 through March 31, 2003, April 1, 2002 through May 18, 2003) the VAR must meet or exceed their committed forecast as indicated in Schedule B, Clause 4. As modified above.
Whereas NSI and VAR wish to modify certain provisions pertaining to the Marketing Development Program, the Xcelerate Partner Agreement shall be modified as follows:
The following language shall be deleted in Schedule C, section 1 (a) and section 1 (b)

1. Accruals.
(a) NSI shall accrue for VAR’s benefit, in an account created for such purpose, amounts for later use as market development funds (“MDF”), on the terms herein. MDF shall accrue at the rate of 2% of the Aggregate Dollar Value. MDF, which accrues in any fiscal quarter, shall be available for use as credits commencing with the next quarter.
(b) NSI fiscal quarters, for the purposes hereof, are as follows: July 2, 2001 through September 30, 2001, October 1, 2001 through December 31, 2001, January 1, 2002 through March 31, 2002, and April 1, 2002 through June 30, 2002
And replaced with the following language:
1. Accruals.
(a) NSI shall accrue, on a quarterly basis for VAR’s benefit, in an account created for such purpose, amounts for later use as Market Development Funds (“MDF”), on the terms herein. MDF shall accrue at the rate of 2% of the list price of the Aggregate Dollar Value of each quarter. MDF, which accrues in any fiscal quarter, shall be available for use as credits commencing with the next quarter.
(b) NSI fiscal quarters, for the purposes hereof, are calendar quarters.

NSI Software, Inc.		Sunbelt Software Distribution Inc.

Date:	2/14/04	Date:	February 10th, 2004

Signature:	/s/ Scott Meyers	Signature:	/s/ Jo Murciano

Print Name:	Scott Meyers	Print Name:	Joe Murciano

Title:	COO	Title:	CEO

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